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Exhibit 21.1

                                     RETIX
                         SUBSIDIARIES OF THE REGISTRANT


                                                               OTHER NAME(S)
                                JURISDICTION                  UNDER WHICH THE
                                     OF                       SUBSIDIARY DOES
NAME OF SUBSIDIARY              INCORPORATION                     BUSINESS

Internetworking Solutions        California                    Retix Network
                                                               Systems

Wireless Solutions               California                    Retix Wireless

Retix Australia, Pty, Ltd.       Australia                     None

Retix Property Company, Ltd.     Netherlands                   None

Retix Canada Inc.                Canada                        None

Retix (Deutschland) GmbH         Germany                       None

Retix Europe, Ltd.               United Kingdom                Retix Network
                                                               Systems

Retix UK, Ltd.                   United Kingdom                Retix Network
                                                               Systems

Recodif Retix France (TM)        France                        None

Retix Italia SARL                Italy                         None

Retix V.I., Ltd.                 U.S. Virgin Islands           None

Vertel Corporation               California                    Telaware,
                                                               Telegenics

Retix B.V.                       Netherlands                   Retix Ireland

Vertel Pacific                   California                    None